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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 11, 2005, with respect to the financial statements of Orlando Airport Marriott Hotel included in the Registration Statement on Form S-11 (File No. 333-123809) and related Prospectus of DiamondRock Hospitality Company.

/s/ Ernst & Young, LLP

Chicago, Illinois
April 13, 2006

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Consent of Independent Registered Public Accounting Firm